EXHIBIT 3.4


                           CERTIFICATE OF DESIGNATION
                                       OF
                            SERIES B PREFERRED STOCK
                                       OF
                             MOTO GUZZI CORPORATION

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

     The undersigned, authorized signatories of Moto Guzzi Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), do hereby certify that pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") under the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Corporation has duly adopted the following resolution creating a series of one hundred sixty thousand (160,000) shares of Preferred Stock, par value $0.01 per share, and designated as Series B Preferred Stock, as follows:

     RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of the Certificate of Incorporation, one hundred sixty thousand (160,000) of the authorized shares of Preferred Stock are hereby designated as Series B Preferred Stock. The powers, preferences and rights, and the qualifications, limitations and restrictions, of the Series B Preferred Stock are as follows:

     1. Rank.

       (a) The Series B Preferred Stock shall, with respect to dividend rights and rights upon the liquidation, dissolution or winding up of the Corporation, rank senior to all classes and series of the Corporation's now or hereafter issued Common Stock and, except as provided in the following proviso, to each other class or series of capital stock now or hereafter created or issued (collectively, together with the Common Stock, "Series B Junior Stock"); provided, however, that, subject to Section 12 hereof, the Board of Directors may authorize a class or series of preferred stock on a parity in powers, preferences and rights to the Series B Preferred Stock (collectively, "Series B Parity Stock") or senior in powers, preferences and rights to the Series B Preferred Stock, if approved by the affirmative vote or consent of the holders of a majority of the outstanding shares of Series B Preferred Stock, voting as a separate class. As used herein, the term "Common Stock" shall mean the Common Stock, $0.01 par value per share, of the Corporation as the same exists at the date hereof or as such stock may be constituted from time to time, except that for the purpose of subsections 7(a), 7(b), 7(c) and 7(d) hereof, the term "Common Stock" shall also mean and include stock of the Corporation of any class, whether now or hereafter authorized, which shall have the right to participate in the distribution of either dividends or assets of the Corporation upon liquidation, dissolution or winding up, without limit as to amount or percentage.

     2. Dividends.

       (a) The holders of shares of Series B Preferred Stock shall be entitled to receive, out of funds of the Corporation therefor, cumulative dividends at a rate of seven percent (7%) of the Liquidation Value (as hereinafter defined) per share per annum, payable in equal quarterly installments on March 31, June 30, September 30 and December 31 in each year, commencing March 31, 2000. Dividends on the Series B Preferred Stock may be paid, at the option of the Corporation, in cash or by the issuance of additional shares of Series B Preferred Stock with an aggregate Liquidation Value equal to the amount of such dividends. Such dividends shall be cumulative from the date of original issue of each share of Series B Preferred Stock, whether or not there shall be funds legally available for the payment of dividends on any quarterly payment date. If the corporation shall make any dividend payment in both cash and by the issuance of additional shares of Series B Preferred Stock, both the cash and the additional shares shall be distributed pro rata to the holders of Series B Preferred Stock. Any partial dividend payment made on the Series B Preferred Stock shall be distributed pro rata to the holders thereof.

       (b) The Corporation covenants that so long as any shares of Series B Preferred Stock are outstanding, unless all accrued dividends on all shares of Series B Preferred Stock for all past quarterly dividend periods shall have been paid in full, no dividends shall be paid or declared and set aside for payment or other distribution made upon the Common Stock or any other capital stock of the Corporation, nor shall any shares of the Common Stock or shares of any other capital stock of the Corporation be redeemed, retired, purchased or otherwise acquired for consideration (or any payment made to or available for a sinking fund for the redemption of any such shares) by the Corporation or any subsidiary of the Corporation; provided, however, that the Corporation may acquire shares of Common Stock solely in exchange for the issuance of other shares of Common Stock.

     3. Liquidation Preference. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, no payment or distribution of assets shall be made to or set apart for the holders of Series B Junior Stock unless the holders of shares of Series B Preferred Stock shall have received, out of assets legally available therefor, one hundred dollars ($100.00) per share of Series B Preferred Stock (the "Liquidation Value") plus an amount of cash equal to the dividends accrued and unpaid thereon to the date of final distribution to the holders of Series B Preferred Stock. If upon any such distribution of assets in liquidation or dissolution or upon the winding up of the affairs of the Corporation the amount which would be distributed to the holder of the outstanding shares of Series B Preferred Stock would be less than this amount, then such lesser amount shall be distributed pro rata to the holders of then outstanding shares of Series B Preferred Stock and to the holders of then outstanding shares of Series B Parity Stock, and no distribution shall be made to the holders of Series B Junior Stock. None of the consolidation or the merger of the Corporation, or the sale, lease or transfer by the Corporation of all or any part of its assets for cash, securities or other property shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 3 (unless in connection therewith the liquidation of the Corporation is specifically approved).

       (b) The holder of any shares of Series B Preferred Stock shall be entitled to receive payment owed for such shares as a result of a liquidation, dissolution or winding up of the Corporation under this Section 3 only upon causing to be delivered to the Corporation (i) the certificate(s) representing such shares of Series B Preferred Stock and (ii) transfer instrument(s) reasonably satisfactory to the Corporation and sufficient to transfer such shares of Series B Preferred Stock to the Corporation free of any adverse interest.

     4. Voting Rights. In addition to the voting rights provided in Section 1 hereof, the holders of shares of Series B Preferred Stock shall not be entitled to any voting rights except as described below or as otherwise required by applicable law. The Corporation shall not, without the affirmative vote or consent of the holders of a majority of outstanding shares of Series B Preferred Stock, voting as a separate class, (i) enter into any agreement or issue any other equity security or debt instrument which would impair the ability of the Corporation to perform its obligations to the holders of the Series B Preferred Stock or (ii) incur any indebtedness whatsoever, except for (a) indebtedness in existence on the date of the Subscription Agreement pursuant to which the Series B Preferred Stock is issued, (b) indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, indebtedness described in clause (a) above, and (c) bank lines of credit utilized by the Corporation to finance its day-to-day operations.

     5. Mandatory Redemption. On December 28, 2001 (the "Redemption Date"), the Corporation shall redeem all of the shares of Series B Preferred Stock for an aggregate purchase price per share (the "Redemption Price"), in cash, equal to the Liquidation Value plus an amount of cash equal to the dividends accrued and unpaid thereon to the Redemption Date. At any time on or after the Redemption Date, a holder of shares of Series B Preferred Stock shall be entitled to receive the Redemption Price for each share of Series B Preferred Stock owned by such holder upon actual delivery to the Corporation of the certificates representing such shares.

     6. Conversion.

       (a) Right of Conversion. The shares of Series B Preferred Stock may, at the option of the holder, at any time and from time to time, be converted into that number of fully paid and non-assessable shares of Common Stock of the Corporation (calculated as to each conversion to the nearest 1/100th of a share) obtained by dividing (i) the aggregate Liquidation Value of the Series B Preferred Stock to be converted by (ii) the Conversion Price (as hereinafter defined) in effect at such time.

       (b) Manner of Exercise of Conversion Privilege. The conversion of shares of Series B Preferred Stock shall be exercised by the surrender by the holder of the certificates representing the shares being converted accompanied by the funds, if any, required by subsection 6(e) and a written notice of conversion signed by such holder or its duly authorized agent, at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of Series B Preferred Stock) at any time during its usual business hours, and stating the name or names in which such holder wishes the certificates for Common Stock to be received upon conversion to be issued and the address to which such certificates shall be delivered. In case such notice shall specify a name or names other than that of the holder, such notice shall be accompanied by payment of any and all transfer taxes payable upon the issuance of the Common Stock upon conversion and all instruments of transfer appropriately completed to permit such issuance.

         As soon as practicable after such surrender by a record holder of such certificates and the receipt by the Corporation of such notice, instruments of transfer and funds, if any, as aforesaid, the Corporation shall issue and deliver at such address as is specified by such holder a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such shares of Series B Preferred Stock in accordance with the provisions of this Section 6 and a check or cash in respect of any fractional interest in a share of Common Stock arising upon such conversion as provided in subsection 6(c). The conversion of shares hereunder shall be effective, subject to the terms of this Section 6, as of the close of business on the date on which such shares of Series B Preferred Stock shall have been surrendered and such notice (and any applicable instruments of transfer and any required taxes) received by the Corporation as aforesaid, and the person or persons entitled to receive the shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares on such date, and such conversion shall be at the Conversion Price in effect at such time on such date; provided, however, that if the stock transfer books of the Corporation shall be closed on that date, such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the date upon which such shares of Series B Preferred Stock shall have been surrendered and such notice received by the Corporation.

       (c) Cash Payments in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of Series B Preferred Stock. If more than one share of Series B Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of such Series B Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series B Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the then Current Market Price (as hereinafter defined) of a share of Common Stock multiplied by such fractional interest. Fractional interests shall not be entitled to dividends, and the holders of fractional interests shall not be entitled to any rights as stockholders of the Corporation in respect of such fractional interest.

       (d) Reservation of Shares of Common Stock. The Corporation shall at all times reserve and keep available, out of its authorized and unissued shares of Common Stock, solely for the purpose of issue upon the conversion of shares of Series B Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of the shares of Series B Preferred Stock. The Corporation covenants that all shares of Common Stock issuable upon any conversion described herein shall, when issued, be duly and validly issued, fully paid, non-assessable, free of all liens and charges and not subject to any preemptive rights. The Corporation covenants that if any shares of Common Stock to be provided for the purposes of conversion of shares of Series B Preferred Stock hereunder require registration with or approval of any governmental authority under any Federal or state law before such shares may be validly issued upon conversion, the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be. The Corporation further covenants that if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange or quoted on the Nasdaq Stock Market, the Corporation will exert its best efforts, so long as the Common Stock shall be so listed on such exchange, to the extent permitted by the rules of such exchange, to list and keep listed all shares of Common Stock issuable hereunder. Additionally, the Corporation will take any corporate action that may, in the option of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at the Conversion Price as so adjusted.

       (e) Transfer Taxes, etc. The issuance of any shares or other securities upon conversion of Series B Preferred Stock, and the delivery of certificates or other instruments representing such shares or other securities, shall be made without charge to the holder for any tax or other charge in respect of such issuance. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the holder of the Series B Preferred Stock being converted and the Corporation shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

     7. Conversion Price. The "Conversion Price" shall mean and be five dollars ($5.00) per share of Series B Preferred Stock, as ----------------- may be adjusted from time to time by the Corporation as follows:

       (a) Dividends, Subdivisions, Combinations and Reclassifications. In the event that the Corporation shall (i) declare a dividend on the outstanding Common Stock payable in shares of its Common Stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue by reclassification any shares of its capital stock then, in each case, the Conversion Price in effect at the time of the record date for such dividend or of the effective date of such subdivision or combination, shall be proportionately adjusted so that the holder of Series B Preferred Stock after such time shall be entitled to receive upon conversion the aggregate number and kind of shares for such consideration which, if such Series B Preferred Stock had been converted immediately prior to such time at the then-current Conversion Price, he would have owned upon such conversion and been entitled to receive by virtue of such dividend, subdivision, or combination. Such adjustment shall be made successively whenever any event listed above shall occur.

       (b) Issuance to Stockholders of Rights, Options or Warrants Below Current Market Price. In the event that the Corporation shall issue or fix a record date for the issuance to all holders of Common Stock of rights, options, or warrants to subscribe for or purchase Common Stock (or securities convertible into or exchangeable for Common Stock) at a price per share (or having a conversion or exchange price per share, if a security convertible into or exchangeable for Common Stock) less than the Current Market Price per share of Common Stock on such record date, then, in each case, the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (or the aggregate initial conversion or exchange price of the convertible or exchangeable securities so to be offered) would purchase at such Current Market Price and the denominator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible or exchangeable securities so to be offered are initially convertible or exchangeable); provided, however, that no such adjustment shall be made which results in an increase in the Conversion Price. Such adjustment shall become effective at the close of business on such record date; provided, however, that, to the extent the shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) are not delivered, the Conversion Price shall be readjusted after the expiration of such rights, options, or warrants (but only with respect to Series B Preferred Stock converted after such expiration) to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights, options, or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) actually issued. In case any subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Corporation, whose determination shall be conclusive absent manifest error. Shares of Common Stock owned by or held for the account of the Corporation or any majority-owned subsidiary shall not be deemed outstanding for the purpose of any such computation.

       (c) Issuance to Stockholders of Evidence of Indebtedness, Cash or Assets. In the event that the Corporation shall distribute to all holders of Common Stock (including any such distribution made to the stockholders of the
Corporation in connection with a consolidation or merger in which the Corporation is the continuing corporation) evidences of its indebtedness, cash or assets (other than distributions and dividends payable in shares of Common Stock), or rights, options, or warrants to subscribe for or purchase Common Stock, or securities convertible into or changeable for shares of Common Stock (excluding those with respect to the issuance of which an adjustment of the Conversion Price is provided pursuant to subsection 6(a) hereof), then, in each case, the Conversion Price shall be adjusted by multiplying the Conversion Price in effect immediately prior to the record date for the determination of stockholders entitled to receive such distribution by a fraction, the numerator of which shall be the Current Market Price per share of Common Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Corporation, whose determination shall be conclusive absent manifest error) of the portion of the evidences of indebtedness or assets so to be distributed, or of such rights, options, or warrants or convertible or exchangeable securities, or the amount of such cash, applicable to one share, and the denominator of which shall be such Current Market Price per share of Common Stock. Such adjustment shall become effective at the close of business on such record date.

       (d) Issuance of Rights, Options or Warrants. In the event that the Corporation shall issue shares of Common Stock or rights, options, or warrants to subscribe for or purchase Common Stock, or securities convertible into or exchangeable for Common Stock (excluding shares, rights, options, warrants, or convertible or exchangeable securities issued or issuable (i) in any of the transactions with respect to which an adjustment of the Conversion Price is provided pursuant to subsections 7(a), 7(b) or 7(c) above, (ii) upon any issuance of securities upon conversion of Series B Preferred Stock and (iii) upon conversion or exercise of the options, warrants or other rights outstanding, and in accordance with their terms, as of the date of the Subscription Agreement pursuant to which the Series B Preferred Stock is issued) at a price per share (determined, in the case of such rights, options, warrants, or convertible or exchangeable securities, by dividing (x) the total amount received or receivable by the Corporation in consideration of the sale and issuance of such rights, options, warrants, or convertible or exchangeable securities, plus the minimum aggregate consideration payable to the Corporation upon exercise, conversion, or exchange thereof, by (y) the maximum number of shares covered by such rights, options, warrants, or convertible or exchangeable securities) lower than the Current Market Price per share of Common Stock, in effect immediately prior to such issuance, then the Conversion Price shall be reduced on the date of such issuance to a price (calculated to the nearest cent) determined by multiplying the Conversion Price in effect immediately prior to such issuance by a fraction, (1) the numerator of which shall be an amount equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issuance plus (B) the quotient obtained by dividing the consideration received by the Corporation upon such issuance by such Current Market Price, and (2) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such issuance; provided, however, that no such adjustment shall be made which results in an increase in the Conversion Price. For the purposes of such adjustments, the maximum number of shares which the holders of any such rights, options, warrants, or convertible or exchangeable securities shall be entitled to initially subscribe for or purchase or convert or exchange such securities into shall be deemed to be issued and outstanding as of the date of such issuance, and the consideration received by the Corporation therefor shall be deemed to be the consideration received by the Corporation for such rights, options, warrants, or convertible or exchangeable securities, plus the minimum aggregate consideration or premiums stated in such rights, options, warrants, or convertible or exchangeable securities to be paid for the shares covered thereby. No further adjustment of the Conversion Price shall be made as a result of the actual issuance of shares of Common Stock on exercise of such rights, options, or warrants or on conversion or exchange of such convertible or exchangeable securities. On the expiration or the termination of such rights, options, or warrants, or the termination of such right to convert or exchange, the Conversion Price shall be readjusted (but only with respect to Series B Preferred Stock if converted after such expiration or termination) to such Conversion Price as would have been obtained had the adjustments made upon the issuance of such rights, options, warrants, or convertible or exchangeable securities been made upon the basis of the delivery of only the number of shares of Common Stock actually delivered upon the exercise of such rights, options, or warrants or upon the conversion or exchange of any such securities; and on any change of the number of shares of Common Stock deliverable upon the exercise of any such rights, options, or warrants or conversion or exchange of such convertible or exchangeable securities or any change in the consideration to be received by the Corporation upon such exercise, conversion, or exchange, including, without limitation, a change resulting from the antidilution provisions thereof. In the event that the Corporation shall issue shares of Common Stock or any such rights, options, warrants, or convertible or exchangeable securities for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then the "price per share" and the "consideration received by the Corporation" for purposes of the first sentence of this subsection 7(d) shall be as determined in good faith by the Board of Directors of the Corporation, whose determination shall be conclusive absent manifest error. Shares of Common Stock owned by or held for the account of the Corporation or any majority-owned subsidiary shall not be deemed outstanding for the purpose of any such computation.

       (e) Event of Default. Upon the occurrence of an Event of Default (as hereinafter defined), the Conversion Price shall be reduced on the date of such Event of Default to a price equal to the greater of (i) forty percent (40%) of the Conversion Price in effect immediately prior to such date and (ii) the lowest price permissible by law as of the date of such Event of Default.

       (f) Definition of Current Market Price. The "Current Market Price" per share of Common Stock shall mean, as of any relevant date, the closing price on the principal United States Stock Exchange (including the Nasdaq Stock Market) on which the Common Stock is then listed, or, if the Common Stock is not then listed on a stock exchange but is quoted on the Nasdaq Bulletin Board, the lowest price quoted thereon on such date.

       (g) Adjustments Applicable to All Series B Preferred Stock. The adjustments provided for in this Section 7 shall be applicable to the Conversion Price of all Series B Preferred Stock, including, without limitation, all Series B Preferred Stock then outstanding and all Series B Preferred Stock not then outstanding, but reserved for issuance upon exercise of warrants or otherwise.

       (h) Carry-Forward of De Minimis Adjustments. No adjustment in the Conversion Price shall be required if such adjustment is less than $.05; provided, however, that any adjustments which by reason of this Section 7 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 7 shall be made to the nearest cent or to the nearest one-thousandth of a share, as the case may be.

       (i) Deferral of Adjustment. In any case in which this Section 7 shall require that an adjustment in the Conversion Price be made effective as of a record date for a specified event, the Corporation may elect to defer, until the occurrence of such event, issuing to the holder, if the holder converted Series B Preferred Stock after such record date, the shares of Common Stock, if any, issuable upon such conversion over and above the shares of Common Stock, if any, issuable upon such conversion on the basis of the Conversion Price in effect prior to such adjustment; provided, however, that the Corporation shall deliver to the holder a due bill or other appropriate instrument evidencing the holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

       (j) Notice of Adjustments. Whenever there shall be an adjustment to the Conversion Price as provided in this Section 7, the Corporation shall promptly cause written notice thereof to be sent by certified mail, postage prepaid, to the registered holders of Series B Preferred Stock, which notice shall be accompanied by an officer's certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer's certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

       (k) Adjustment of Conversion Price of Other Securities. In the event that at any time, as a result of an adjustment made pursuant to subsection 7(a), the holder of any share of Series B Preferred Stock hereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of Common Stock, thereafter the Conversion Price of such other shares so receivable upon conversion of any share of Series B Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Section.

       (l) Temporary Decrease in Conversion Price. The Corporation from time to time may decrease the Conversion Price by any amount for any period of time if the period is at least twenty (20) days and if the decrease is irrevocable during the period. Whenever the Conversion Price is so decreased, the Corporation shall mail to holders of record of shares of Series B Preferred Stock a notice of the decrease at least fifteen (15) days before the date the decreased Conversion Price takes effect, and such notice shall state the decreased Conversion Price and the period it will be in effect.

       (m) Valid and Legal Issuance. Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of Common Stock deliverable upon conversion of the shares of Series B Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Conversion Price.

     8. Reclassification, Consolidation or Merger or Sale of Assets.

       (a) In the event of any reclassification or change of the shares of Common Stock issuable upon conversion of the Series B Preferred Stock (other than a change in par value or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in the event of any consolidation or merger of another corporation into the Corporation in which the Corporation is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the holder shall have the right thereafter to receive upon conversion of the Series B Preferred Stock solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification, change, consolidation, or merger by a holder of the number of shares of Common Stock into which such Series B Preferred Stock might have been converted immediately prior to such reclassification, change, consolidation, or merger. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 7 and this Section 8.

       (b) The above provisions of this Section 8 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases, or conveyances.

     9. Events of Default. Notwithstanding anything to the contrary contained herein, if one or more of the following events (each, an "Event of Default") shall occur with respect to any holder of the Series B Preferred Stock:

       (a) the Corporation shall fail to make any dividend payment in full when due on the Series B Preferred Stock pursuant to Section 2 hereof or shall fail to issue shares of Common Stock upon conversion of the Series B Preferred Stock pursuant to Section 6 hereof; or

       (b) the Corporation shall fail to redeem the shares of Series B Preferred Stock on the Redemption Date; or

       (c) there shall be a Change of Control (as hereinafter defined); or

       (d)  any  registration  statement,   preliminary  prospectus,   or  final
prospectus (as from time amended and supplemented), or any amendment or supplement thereto, any quarterly report on Form 10-Q, any annual report on Form 10-K, or any other document filed by the Corporation with the Commission (each, a "Commission Report") shall (i) contain an untrue statement of material fact or
(ii) omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Corporation with respect to the holder of Series B Preferred stock by or on behalf of such person expressly for inclusion in any such Commission Report; or

       (e) the Corporation or any of its subsidiaries shall default on any other outstanding obligations of the Corporation in an aggregate amount greater than $250,000; or

       (f) the Corporation shall fail to perform or observe any other covenant, representation, warranty, condition, agreement or obligation of the Corporation contained in this Certificate or contained in the Subscription Agreement pursuant to which the Series B Preferred Stock is issued, and such failure shall continue uncured for a period of thirty (30) days; or

       (g) the Corporation or any of its subsidiaries:

              (i) voluntarily commences any proceeding or files any petition seeking relief under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, liquidation or similar law (collectively, "Bankruptcy Law"); or

              (ii) consents to an order for relief against it in an involuntary case; or

              (iii) applies for or consents to the appointment of a custodian for it or for all or substantially all of its property; or

              (iv) makes a general  assignment for the benefit of its creditors;
              or

              (v) generally is not paying its debts as they become due; or

       (h) a court of competent jurisdiction enters an order or decree under a Bankruptcy Law that:

              (i)  is  for  relief  against  the   Corporation  or  any  of  its
              subsidiaries in an involuntary case; or

              (ii) appoints a receiver, trustee, custodian or similar official for the Corporation or any of its subsidiaries or for all or substantially all of the property of the Corporation or any of its subsidiaries; or

              (iii)orders the liquidation of the Corporation or any of its subsidiaries, and the order or decree remains unstayed and in effect for sixty(60) consecutive days,

then, or at any time thereafter, and in each and every case, unless such Event of Default shall have been waived in writing by the holder (which waiver shall not be deemed to be a waiver of any subsequent default):

       (A) dividends payable on the shares of Series B Preferred Stock shall be payable at a rate equal to the lower of (i) ten percent (10%) per share per annum or (ii) the highest rate permissible by law as of the date of such Event of Default; and

       (B) the Conversion Price shall be reduced as provided in subsection 7(e) hereof; and

       (C) all of the holders of Series B Preferred Stock shall be entitled to, voting as a separate class, appoint the majority of the members of the Board of Directors of the Corporation; and

       (D) the Corporation shall redeem all of the shares of Series B Preferred Stock on the same terms as set forth in Section 5 hereof.

The Corporation shall promptly provide the holders of Series B Preferred Stock with written notice of any Event of Default, but in no event later than twenty
(20) days from the occurrence thereof.

     For purposes hereof, the term "Change of Control" shall mean the occurrence of any of the following: (1) any "person" as defined in Section 3(a)(9) of the Exchange Act, and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act but excluding the Corporation and any subsidiary and any employee benefit plan sponsored or maintained by the Corporation or any subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Corporation representing at least forty percent (40%) of the combined voting power of the Corporation's then outstanding securities; (2) the stockholders of the Corporation approve a merger, consolidation, recapitalization or reorganization of the Corporation, or the consummation of any such transactions if stockholder approval is not obtained, other than any such transaction which would result in at least sixty percent (60%) of the total voting power represented by the voting securities of the Corporation or the surviving entity outstanding immediately prior to such transaction being beneficially owned by persons who together beneficially owned at least eighty percent (80%) of the combined voting power of the securities of the Corporation outstanding immediately prior to such transaction, provided that for purposes of this clause
(2), such continuity of ownership (and preservation of relative voting power) shall be deemed to be satisfied if the failure to meet such sixty percent (60%) threshold is due solely to the acquisition of voting securities by an employee benefit plan of the Corporation or such surviving entity; (3) the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the its assets (or any transaction having a similar effect); or (4) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Corporation, together with any new director (other than a director designated by a person who has entered into an agreement with the Corporation to effect a transaction described in clause (1), (2), or (3) of this paragraph) whose election by the Board of Directors or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election of nomination for election was previously so approved, cease for any reason to constitute a majority of the Board.

     10. Registration Rights.

       (a) Demand Registration. In the event that the Corporation shall receive from the holder or holders of at least fifty-one percent (51%) of the Series B Preferred Stock (the "Initiating Holders") a written request that the Corporation effect a registration under the Securities Act of Registrable Securities (as hereinafter defined), the Corporation shall: (i) promptly give written notice of the proposed registration, qualification or compliance to all of the other holders; (ii) as soon as practicable, use its best efforts to cause to be declared effective a registration statement sufficient to permit the public offering and resale, through the facilities of all securities exchanges and the over-the-counter markets on which the Corporation's securities are traded, of the Registrable Securities specified in such request and the Registrable Securities of any holder or holder joining in such request as are specified in a written request received by the Corporation within twenty (20) days after receipt by the holders of written notice from the Corporation; and
(iii) use its best efforts to cause the Registrable Securities so registered to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions as the holder of the Registrable Securities included in such registration statement may reasonably request. As used herein, "Registrable Securities" shall mean the Common Stock issuable upon conversion of the Series B Preferred Stock, if any, which has not been previously sold pursuant to a registration statement or Rule 144 under the Securities Act of 1933, as amended (the "Act"). Notwithstanding the foregoing, the Corporation shall not be obligated to take any action to effect any registration, qualification or compliance pursuant to this subsection 10(a):

       (A) in any particular jurisdiction in which the Corporation would be required to qualify to do business and in which it is not otherwise required to qualify to do business;

       (B) in any particular jurisdiction in which the Corporation would be required to execute a general consent to service of process, unless the Corporation is already subject to service in such jurisdiction and except as may be required by the Securities Act;

       (C) within three (3) months following a registration effected by the Corporation pursuant to subsection 10(b) hereof; or

       (D) after the Corporation has effected three (3) such registrations pursuant to this subsection 10(a), and such registrations have been declared or ordered effective.

     In the event that a request for registration is made pursuant to this subsection 10(a) but the Corporation is not obligated to effect such requested registration by virtue of the foregoing clauses (A) through (C), such request shall not be deemed to be a demand for registration for purposes of this subsection. Subject to the foregoing clauses (A) through (D), the Corporation shall prepare and file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of a written request or requests from the Initiating Holders; provided, however, that if the Corporation shall furnish to the Initiating Holders a certificate signed by the Chairman of the Board of the Corporation stating that, in the good faith judgment of the Board of Directors of the Corporation, it would be materially detrimental to the Corporation and its stockholders for such Registration Statement to be filed and it is therefore essential to defer the filing of such Registration Statement, the Corporation shall have the right to defer such filing sixty (60) days after receipt of the request of the Initiating Holders (provided that the Corporation shall not utilize the right set forth in this sentence more than once in any 12-month period).

       (b) Piggy-Back Registration. If the Corporation at any time proposes to file a registration statement with respect to any class of equity securities of the Corporation, whether for its own account (other than in connection with the registration statement contemplated by subsection 10(a) hereof or a registration statement on Form S-8 or any successor or substantially similar form) or for the account of a holder of securities of the Corporation pursuant to registration rights granted by the Corporation, other than for the registration of securities for sale on a continuous or delayed basis pursuant to Rule 415, then the Corporation shall: (i) promptly give to each holder of Series B Preferred Stock written notice thereof at least ten (10) days before the anticipated initial filing date of any such registration statement, and such notice shall offer to all holders of Series B Preferred Stock the opportunity to have any or all of the Registrable Securities held by such holders included in such registration statement; and (ii) include in such registration statement (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests to be included therein, made within twenty (20) days after receipt of such written notice from the Corporation, by any holder. Each holder of Series B Preferred Stock shall be entitled to have its Registrable Securities included in an unlimited number of registrations pursuant to this subsection 10(b).

       (c) Registration on Form S-3. In the event that the Corporation shall receive from the Initiating Holders a written request that the Corporation file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities, and the Corporation is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Corporation shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as the holder or holders may reasonable request. The Corporation shall use its reasonable best efforts to make itself eligible to use Form S-3 and to maintain such eligibility for so long as the Series B Preferred Stock shall be outstanding. A request for registration on Form S-3 (or any successor form thereto) in compliance with this subsection 10(c) shall not count as one of the three (3) registration statements contemplated by subsection 10(a) hereof. Notwithstanding the foregoing, the Corporation shall not be obligated to take any action to effect any registration, qualification or compliance pursuant to this subsection 10(c):

       (A) in any particular jurisdiction in which the Corporation would be required to qualify to do business and in which it is not otherwise required to qualify to do business;

       (B) in any particular jurisdiction in which the Corporation would be required to execute a general consent to service of process, unless the Corporation is already subject to service in such jurisdiction and except as may be required by the Securities Act;

       (C) within three (3) months following a registration effected by the Corporation pursuant to subsection 10(b) hereof; or

       (D) after the Corporation has effected three (3) such registrations pursuant to this subsection 10(c), and such registrations have been declared or ordered effective.

     Subject to the foregoing clauses (A) through (D), the Corporation shall prepare and file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of a written request or requests from the Initiating Holders; provided, however, that if the Corporation shall furnish to the Initiating Holders a certificate signed by the Chairman of the Board of the Corporation stating that, in the good faith judgment of the Board of Directors of the Corporation, it would be materially detrimental to the Corporation and its stockholders for such Registration Statement to be filed and it is therefore essential to defer the filing of such Registration Statement, the Corporation shall have the right to defer such filing sixty (60) days after receipt of the request of the Initiating Holders (provided that the Corporation shall not utilize the right set forth in this sentence more than once in any 12-month period).

       (d) Obligation to Maintain Effectiveness. The Corporation shall use its best efforts to keep effective any registration or qualification contemplated hereunder and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document, and communication for such period of time as shall be required to permit the holder of the Registrable Securities included therein to complete the offer and sale of the Registrable Securities covered thereby. The Corporation shall in no event be required to keep any such registration or qualification in effect for a period in excess of six (6) months from the date on which the holder is first free to sell such Registrable Securities taking into account any lock-up agreed to by the Holder; provided, however, that, if the Corporation is required to keep any such registration or qualification in effect with respect to securities other than the Registrable Securities beyond such period, the Corporation shall keep such registration or qualification in effect as it relates to the Registrable Securities for so long as such registration or qualification remains or is required to remain in effect in respect of such other securities. The Corporation shall in no event be required to keep any such registration or qualification in effect for a period beyond the earlier of the date that all the Registrable Securities have been sold pursuant to such registration statement and the date the holders thereof receive an opinion of counsel to the Corporation that they may sell such Registrable Securities under Rule 144 under the Act.

       (e) Provision of Registration Statement. In the event of a registration pursuant to the provisions of this Section 10, the Corporation shall furnish to the holder of the Registrable Securities included therein such reasonable number of copies of the registration statement and of each amendment and supplement thereto (in each case, including all exhibits), such reasonable number of copies of each prospectus contained in such registration statement and each supplement or amendment thereto (including each preliminary prospectus), all of which shall conform to the requirements of the Act and the rules and regulations thereunder, and such other documents, as the holder of the Registrable Securities included therein may reasonably request to facilitate the disposition of the Registrable Securities included in such registration.

       (f) Opinion of Counsel. In the event of a registration pursuant to the provisions of this Section 10, the Corporation shall furnish the holders of Registrable Securities included therein with an opinion of its counsel (reasonably acceptable to such holders) to the effect that (i) the registration statement has become effective under the Act and no order suspending the effectiveness of the registration statement, preventing or suspending the use of the registration statement, any preliminary prospectus, any final prospectus, or any amendment or supplement thereto has been issued, nor to the best knowledge of such counsel has the Commission or any securities or blue sky authority of any jurisdiction instituted or threatened to institute any proceedings with respect to such an order, (ii) each document, if any, incorporated by reference in the registration statement and the prospectus included therein (except for financial statements and related schedules, as to which such counsel need express no opinion) complied as to form when filed with the Commission in all material respects with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder, and
(iii) the registration statement and the prospectus included therein and any supplements or amendments thereto (except for financial statements and related schedules, as to which such counsel need express no opinion) comply as to form in all material respects with the Act and the rules and regulations of the Commission thereunder. In addition, such counsel shall state that it has participated in conferences with officers and other representatives of the Corporation, and representatives of independent accountants for the Corporation, at which conferences such counsel made inquiries of such officers, representatives and accountants, and discussed the contents of the preliminary prospectus, the registration statement, the prospectus and related matters and, although such counsel is not passing and does not assume any responsibility for the accuracy, completeness or fairness, the statements contained in the preliminary prospectus, the registration statement and the prospectus, on the basis of the foregoing, no facts have come to the attention of such counsel which lead it to believe that either the registration statement or any amendment thereto, at the time such registration statement or amendment became effective, or the preliminary prospectus or prospectus or amendment or any supplement thereto, as of the date of such opinion, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and schedules and other financial and statistical data included in the preliminary prospectus, the registration statement, or prospectus). The Corporation shall also furnish to the holders of the Registrable Securities included in such registration statement a cold comfort letter from the independent certified public accountants of the Corporation in customary form and substance.

       (g) Indemnity and Contribution. In the event of a registration pursuant to the provision of this Section 10, the Corporation and the holder of the Registrable Securities included therein shall enter into a cross-indemnity agreement and a contribution agreement, each in customary form, with each underwriter, if any, and, if requested, enter into an underwriting agreement containing conventional representations, warranties, allocation of expenses, and customary closing conditions, including, without limitation, opinions of counsel and accountants' cold comfort letters, with any underwriter who acquires any Registrable Securities.

       (h) Rule 144 Requirements. The Corporation agrees that, from the date hereof and until all the Registrable Securities have been sold under a registration statement or pursuant to Rule 144 under the Act, it shall keep current in filing all reports, statements and other materials required to be filed with the Commission to permit holders of the Registrable Securities to sell such securities under Rule 144.

       (i) No Grants of Senior Rights. Until such time as the Corporation shall have fully performed its obligation under this Section 10, except for rights granted prior to the date hereof or rights of holders of Registrable Securities, the Corporation will not grant to any persons the right to request the Corporation to register any securities of the Corporation without the written consent of the holders of the Registrable Securities, provided that the Corporation may grant such registration rights to other persons so long as such rights are pari passu or subordinate to the rights of the holders of the Registrable Securities.

       (j) Indemnification by Corporation. Subject to the conditions set forth below, the Corporation agrees to indemnify and hold harmless the holder of Registrable Securities included in any registration, its officers, directors, partners, employees, agents, and counsel, and each person, if any, who controls any such person within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, from and against any and all loss, liability, charge, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 10, without limitation, reasonable attorneys' fees and any and all expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), as and when incurred, arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, relating to the sale of any of the Registrable Securities, or (B) in any application or other document or communication (in this Section 10 collectively called an "application") executed by or on behalf of the Corporation or based upon written information furnished by or on behalf of the Corporation filed in any jurisdiction in order to register or qualify any of the Registrable Securities under the securities or blue sky laws thereof or filed with the Commission or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Corporation with respect to the holder of Registrable Securities included in any registration statement by or on behalf of such person expressly for inclusion in any registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be, or
(ii) any breach of any representation, warranty, covenant, or agreement of the Corporation contained in this Certificate of Designation or in the Subscription Agreement pursuant to which the Series B Preferred Stock is issued. The foregoing agreement to indemnify shall be in addition to any liability the Corporation may otherwise have, including liabilities arising pursuant to this Certificate of Designation.

     If any action is brought against the holder of Registrable Securities included in any registration statement or any of its officers, directors, partners, employees, agents, or counsel, or any controlling persons of such person (an "indemnified party") in respect of which indemnity may be sought against the Corporation pursuant to this Section, such indemnified party or parties shall promptly notify the Corporation in writing of the institution of such action (but the failure so to notify shall not relieve the Corporation from any liability under this subsection 10(j) unless the Corporation shall have been materially prejudiced by such failure, and shall not relieve the Corporation from any liability other than pursuant to this subsection 10(j)) and the Corporation shall promptly assume the defense of such action, including the employment of counsel (which counsel shall be reasonably satisfactory to such indemnified party or parties) and payment of expenses. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the Corporation in connection with the defense of such action or the Corporation shall not have employed counsel reasonably satisfactory to such indemnified party or parties to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to the Corporation, in any of which events such fees and expenses shall be borne by the Corporation and the Corporation shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this Section 10 to the contrary notwithstanding, the Corporation shall not be liable for any settlement of any such claim or action effected without its written consent, which shall not be unreasonably withheld. The Corporation agrees promptly to notify the holder of Registrable Securities of the commencement of any litigation or proceedings against the Corporation or any of its officers or directors in connection with the sale of any Registrable Securities or any preliminary prospectus, prospectus, registration statement, or amendment or supplement thereto, or any application relating to any sale of any Registrable Securities.

       (k) Indemnification by Holder. The holder of Registrable Securities agrees to indemnify and hold harmless the Corporation, each director of the Corporation, each officer of the Corporation who shall have signed any registration statement covering Registrable Securities held by the holder, each other person, if any, who controls the Corporation within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, and its or their respective counsel, to the same extent as the foregoing indemnity from the Corporation to the holder in subsection 10(j), but only with respect to statements or omissions, if any, made in any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information furnished to the Corporation with respect to the holder of Registrable Securities by or on behalf of the holder thereof expressly for inclusion in any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be. If any action shall be brought against the Corporation or any other person so indemnified based on any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, and in respect of which indemnity may be sought against the holder pursuant to this subsection 10(k), the holder shall have the rights and duties given to the Corporation, and the Corporation and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of subsection 10(j).

       (l) Contribution. To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to subsection 10(j) or 10(k) (subject to the limitations thereof) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Certificate of Designation expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act or otherwise, then the Corporation (including for this purpose any contribution made by or on behalf of any director of the Corporation, any officer of the Corporation who signed any such registration statement, any controlling person of the Corporation, and its or their respective counsel), as one entity, and the holder of the Registrable Securities included in such registration in the aggregate (including for this purpose any contribution by or on behalf of an indemnified party), as a second entity, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject on the basis of relevant equitable considerations such as the relative fault of the Corporation and the holder in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses. The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by the Corporation or by the holder, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission. The Corporation and the holder agree that it would be unjust and inequitable if the respective obligations of the Corporation and the holder for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages, and expenses (even if the holder and the other indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this subsection 10(l). No person guilty of a fraudulent misrepresentation (within the meaning of subsection 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent representation. For purposes of this subsection 10(l), each person, if any, who controls the holder within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each officer, director, partner, employee, agent, and counsel of the holder or control person shall have the same rights to contribution as the holder or control person and each person, if any, who controls the Corporation within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each officer of the Corporation who shall have signed any such registration statement, each director of the Corporation, and its or their respective counsel shall have the same rights to contribution as the Corporation, subject in each case to the provisions of this subsection 10(l). Anything in this subsection 10(l) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This subsection 10(l) is intended to supersede any right to contribution under the Act, the Exchange Act or otherwise.

     11. Preemptive  Rights. The Series B Preferred Stock is not entitled to any
preemptive  or  subscription   rights  in  respect  of  any  securities  of  the
Corporation.

     12. Issuance of Additional Series B Preferred Stock. Other than the shares of Series B Preferred Stock (i) issued on the date of the Subscription Agreement pursuant to which the Series B Preferred Stock is issued or (ii) distributed to the holders of Series B Preferred Stock pursuant to the provisions of Section 2 hereof, the Corporation may not at any time issue any additional shares of Series B Preferred Stock.

     13. Status of Acquired Shares. Shares of Series B Preferred Stock redeemed by the Corporation, received upon conversion or otherwise acquired by the Corporation will be restored to the status of authorized and unissued shares of Preferred Stock, without designation as to series, and may thereafter be issued, but not as shares of Series B Preferred Stock.

     14. Replacement Certificates. Upon receipt by the Corporation of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any certificate representing shares of Series B Preferred Stock, and, in the case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Corporation of all reasonable expenses incidental thereto, and upon surrender and cancellation of such certificate, if mutilated, the Corporation will make and deliver a replacement certificate of like tenor. Further, if the holder exercises the conversion rights granted hereunder in part but not in whole, the Corporation agrees that it will deliver to the holder a replacement certificate which will entitle the holder thereof to convert such certificate into the number of shares of Common Stock that remain as yet unconverted on the terms and conditions set forth herein.

     15. Notice of Certain Corporate Actions. In the event that the Corporation shall at any time propose to: (a) pay any stock dividend to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock; (b) offer to the holders of its Common Stock rights, warrants or options to subscribe for or to purchase any additional shares of Common Stock or shares of stock of any class or any other securities, rights or options; (c) effect any reclassification or change of its outstanding shares of Common Stock; (d) effect any consolidation, merger or sale, transfer or other disposition of all or substantially all of the assets of the Corporation; (e) effect the liquidation, dissolution or winding-up of the Corporation; or (f) take any other action which would cause an adjustment to the Conversion Price, then, in each such case, the Corporation shall give written notice thereof, by certified mail, postage prepaid, to the holder of Series B Preferred Stock at the holder's address as it shall appear in the stock ledger of the Corporation, mailed at least twenty (20) days prior to (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend, distribution, rights, warrants, or other securities are to be determined, (ii) the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up, or (iii) the date of such other action which would require an adjustment to the Conversion Price.

     16. Severability of Provisions. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof. If a court of competent jurisdiction should determine that a provision hereof would be valid or enforceable if a period of time were extended or shortened or a particular percentage were increased or decreased, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

     17. Choice of Law, Etc. This Certificate shall be governed by and construed under the laws of the State of New York, without regard to principles of conflicts of law or choice of law thereof. The Corporation hereby (i) irrevocably submits to the jurisdiction of the United States District Court for the Southern District of New York and the courts of the State of New York in the Borough of Manhattan for the purposes of any suit, action or proceeding arising out of or relating to this Certificate and (ii) waives, and agrees not to assert in any such suit, action or proceeding, any claim that is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum, or that the venue of the suit, action or proceeding is improper. The Corporation consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of Series B Preferred Stock) and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 17 shall affect or limit any right to serve process in any other manner permitted by law.




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     IN WITNESS  WHEREOF,  the  undersigned  have executed and  subscribed  this
Certificate of Designation and do affirm the foregoing as true under the penalties of perjury this ___ day of ________________, 2000.



                                     ___________________________________________
                                     Name:
                                     Title:


Attest:


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Name:
Title: